Exhibit 4.46

Execution Version

FOURTH AMENDMENT TO THE RESTRUCTURING SUPPORT AGREEMENT

THIS AMENDMENT (this "Amendment"), dated as of May 17, 2017, to the Restructuring Support Agreement, dated as of March 23, 2017 and as amended from time to time, among Ocean Rig UDW Inc. ("Parent"), Drillships Financing Holding Inc., Drillships Ocean Ventures Inc., Drill Rigs Holdings Inc. and the Supporting Creditors (the "RSA") is made by and among Parent (on behalf of itself and each of the Scheme Companies) and the Supporting Creditors listed on the signature pages hereto, which constitute the Majority Supporting Lenders. Capitalized terms used but not defined herein have the meanings set forth in the RSA or the applicable amendments thereto.

RECITALS

WHEREAS, the Parent (on behalf of itself and each of the Scheme Companies) and the Majority Supporting Lenders desire to amend the RSA to reflect an agreement with certain holders of DRH Scheme Claims who hold a blocking position in the DRH Scheme and who had previously advised that they intended to reject the DRH Scheme (the "DRH Group");

WHEREAS, the implementation of the agreement reached with the DRH Group involves the reallocation of certain of the DFH Scheme Consideration, the DOV Scheme Consideration, and the MEP consideration to DRH for distributions to its creditors; and

WHEREAS, subject to the approval of this Amendment by the Parent (on behalf of itself and each of the Scheme Companies) and the Majority Supporting Lenders, each member of the DRH Group agrees to accede to and become bound by the RSA as amended herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	AMENDMENT

The Scheme Companies and the Majority Supporting Lenders have agreed to amend the RSA as follows:

(a)
In Clause 9 (THE RESTRUCTURING EFFECTIVE DATE), by (i) adding the words "subject to any applicable fee cap" at the beginning of paragraph (g), (ii) adding the words ", the DRH Group," after "the Group" and before the words "and to the Ad Hoc Committee" in paragraph (g), (iii) deleting the word "and" at the end of paragraph (g), (iv) by deleting the "." at the end of paragraph (h) and replacing it with "; and", and (v) by adding the following new paragraph (i):

(i)	the documents constituting the Preserved Claims Trust shall have been executed and held in escrow until the Restructuring Effective Date in accordance with the Parent Scheme.

(b)	In Clause 11 (RESTRUCTURING EFFECTIVE DATE WAIVER AND RELEASE) by adding the words "to the Preserved Parent Claims or" before the words "to any claim arising out of" in the proviso.

(c)	by deleting the title to Clause 12 and replacing it with the following: "EARLY CONSENT/PUT OPTION";

(d)	In Clause 12.2 (DRH EARLY CONSENT FEE), by deleting the text thereof in its entirety and replacing it with the following:

"(a)
Subject to paragraph (b) below, each holder of DRH Scheme Claims that has acceded to this Agreement by the DRH Early Consent Deadline will receive its pro rata portion of the DRH Early Consent Fee with respect to such Claims (calculated with respect to all holders of DRH Scheme Claims who have acceded to this Agreement by the DRH Early Consent Deadline) on, and subject to the occurrence of, the Restructuring Effective Date of the DRH Scheme.

(b)
Any holder of a DRH Scheme Claim that has acceded to this Agreement before the DRH Early Consent Deadline that (i) fails to vote in favor of the relevant Schemes with respect to any of its Claims or (ii) has committed a Material Breach of its obligations under this Agreement that results in the Parent terminating this Agreement with respect to such breaching holder shall, without limiting any other remedies that a Party may have against it under this Agreement, forfeit its entitlement to any DRH Early Consent Fee and any such DRH Early Consent Fee that it would otherwise have received shall be distributed, on a pro rata basis, to other holders of DRH Scheme Claims that remain entitled to receive the DRH Early Consent Fee."

(e)
In Clause 12.3(b), by deleting the term "DRH Early Consent Date" each time it appears and replacing the term with "DRH Early Consent Deadline", and by adding the following parenthetical after the words "Record Date":

"(provided, however, that the DRH Put Underwriters shall be deemed to have complied with Clause 3.4(e) and 12.1(c) with respect to their obligations as of May 15, 2017 under this Agreement subject to their compliance with Clause 13 (Accession) within one Business Day of the effective date of this Amendment)".

(f)	by adding a new Clause 12.3.1 as follows:

"12.3.1 DRH Put Option/Backstop Rights and Backstop DRH Scheme Claims

(a)	Any holder of a DRH Scheme Claim, regardless of whether such holder has acceded to this Agreement, may elect to exercise the DRH Put Option.

(b)
If the DRH Scheme is sanctioned and becomes effective, each of the DRH Put Underwriters shall receive its pro rata share (calculated based on all DRH Scheme Claims held by each of the DRH Put Underwriters) of the DRH Put Underwriters Fee on the Restructuring Effective Date;

(c)
The obligation of each DRH Put Underwriter to underwrite the DRH Put Option will be several and not joint and otherwise as specified in the DRH Put Underwriter Commitment Letter; provided, that in the event that a DRH Put Underwriter fails to fund its pro rata share of the DRH Put Price, the other non-defaulting DRH Put Underwriters may elect to, but are not obligated to, fund such defaulting DRH Put Underwriter's pro rata share of the DRH Put Price and receive such defaulting DRH Put Underwriter's pro rata share of the DRH Put Underwriters Fee (in accordance with Clause 12.3.1(b)). The obligation to fund the DRH Put Option and the corresponding right to receive a pro rata share of the DRH Put Underwriters Fee as described in Clause 12.3.1(b) will be fixed as of the date of this Amendment on a pro rata basis (calculated based on all DRH Scheme Claims held by each of the DRH Put Underwriters on such date) (such DRH Scheme Claims, the "Backstop Rights"). After the effective date of this Amendment, a holder of Backstop Rights may only transfer such Backstop Rights to a party other than a DRH Put Underwriter that is party to this Amendment (or any of its affiliates) with the consent of the Parent (which consent will not be unreasonably withheld). For the avoidance of doubt, the DRH Scheme Claims held by the DRH Put Underwriters shall, subject to the provisions of Clause 14 (Transfer of Claims), remain freely tradeable (i.e., without the consent of the Company or any other party)."

(g)	by adding a new Clause 16.2(f), as follows:

"(f)
by the Majority DRH Put Underwriters giving written notice to the Parent to terminate with respect to the DRH Put Underwriters only, if any of the following events occur (it being understood, for the avoidance of doubt, that any such termination on account of the foregoing shall also terminate the obligation of each DRH Put Underwriter to underwrite the DRH Put Option):

(i)
other than for the purpose of implementing the Restructuring in accordance with the terms of this Agreement, any Insolvency Proceeding is opened in respect of the Parent or any other Group Member that is a Significant Subsidiary of the Parent in any jurisdiction; provided however, that, the filing of an involuntary proceeding under section 303 of the Bankruptcy Code or any similar creditor initiated proceeding under any other applicable foreign law with respect to any Group Member that is a Significant Subsidiary of the Parent will not constitute an Insolvency Proceeding for purposes of this provision until an order for relief or similar determination has been entered or rendered with respect to such proceeding;

(ii)
if the Cayman Court, other than with respect to the DRH Scheme Meeting, (a) refuses to convene any of the Scheme Meetings (unless such entity is the subject of a Consensual Restructuring, or such defect is remedied through a modification of the Scheme in accordance with this Agreement), or (b) refuses to sanction either the Parent Scheme, the DFH Scheme or the DOV Scheme (unless such entity is the subject of a Consensual Restructuring);

(iii)
if any of the Group Members fails, as determined in good faith by the Majority DRH Put Underwriters, to use commercially reasonable efforts to ensure that any of the steps described in Clause 8.2 (Scheme Implementation Steps) are satisfied;

(iv)
if the Parent Scheme Meeting, DFH Scheme Meeting, and DOV Scheme Meeting have been held, and the Requisite Scheme Majorities have not voted in favor of any of the Parent Scheme, the DFH Scheme, or the DOV Scheme, respectively;

(v)	if the Parent or any Group Member is or becomes a Sanctions Target;

(vi)
the Parent or any Subsidiary Borrower commits a Material Breach of this Agreement, and where such breach is capable of being remedied, the Parent or relevant Subsidiary Borrower, after receipt of written notice of such breach from the Majority DRH Put Underwriters, has failed to remedy such a breach by the earlier of (a) within 14 days of the receipt of written notice from the Majority DRH Put Underwriters, and (b) the Business Day immediately preceding the Restructuring Effective Date;

(vii)
if within thirty days following an official body of competent jurisdiction (including any court of competent jurisdiction), entering a final non-appealable Order permanently restraining, enjoining or otherwise prohibiting the implementation, consummation or closing of the Restructuring, such Order has not been withdrawn or it is not subject to reconsideration by the issuer of such Order, provided that if failure to terminate this Agreement before such date would cause any Party to be in breach of the Order, this Agreement shall be terminated immediately;

(viii)	if the Parent and its Significant Subsidiaries are unable to continue to manage their operations in the ordinary course of business; and

(ix)
the Parent is in breach of its obligation under any fee arrangement to pay any professional fees, costs and expenses incurred by the DRH Put Underwriters, and the Parent has failed to remedy such breach within 14 days of written notice of such breach being provided to the Parent, provided that termination under this sub-clause shall not limit the Parent's liability to pay those professional fees, costs and expenses."

(h)
In Clause 19.2 by (i) deleting the word "or" at the end of paragraph (e), (ii) by deleting the "." at the end of paragraph (f) and replacing it with "; and", (iii) by relabeling existing paragraph "(f)" as paragraph "(g)" and (iii) by adding the following new paragraph (f):

"for any notice to be provided to the DRH Put Underwriters, to Edward O. Sassower, P.C. and Brian Schartz of Kirkland & Ellis LLP (address: 601 Lexington, New York, NY 10033, email: esassower@kirkland.com, bschartz@kirkland.com) and to Mark Goodman and Hamid Khanbhai of Campbells (address: Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands, email: MGoodman@campbellslegal.com, HKhanbhai@campbellslegal.com)."

(i)
In Clause 23.1 by deleting the "." at the end of the clause and inserting the following: "and provided, further, that no amendment or waiver may be made without the consent of the Majority DRH Put Underwriters that (i) materially adversely affects the rights and entitlements of the holders of the DRH Scheme Claims in a disproportionate manner to the rights and entitlement of the Supporting Creditors generally, or (ii) provides materially different treatment for the holders of the DRH Scheme Claims than provided in this Amendment (it being understood that any change to the definition of DRH Scheme Consideration or DRH Put Underwriters Fee shall constitute materially different treatment for purposes of this Clause 23)."

(j)	by deleting clause (b) of the definition of "DRH Scheme Consideration" in Schedule 1 (Definitions) and replacing it with the following:

"either (i) the DRH Scheme Shares, or (ii) the DRH Put Consideration by electing the DRH Put Option; provided, that a holder of the DRH Scheme Claims (other than the DRH Put Underwriters) must properly elect the DRH Put Option on its DRH Scheme ballot on the date of the Scheme Meetings."

(k)	by deleting the definition "DRH Early Consent Date" from Schedule 1 (Definitions) and replacing with the following:

""DRH Early Consent Deadline" means 5:00 p.m. (New York time) on May 29, 2017."

(1)	by deleting the amount "$2.5 million" in the definition of "DRH Early Consent Fee" in Schedule 1 (Definitions) and replacing it with "$3.0 million".

(m)	by deleting the amount "40.2%" in the definition of "DFH Scheme Shares" in Schedule 1 (Definitions) and replacing it with "39.0%".

(n)	by deleting the amount "36.0%" in the definition of "DOV Scheme Shares" in Schedule 1 (Definitions) and replacing it with "35.0%".

(o)	by deleting the amount "2.9%" in the definition of "DRH Scheme Shares" in Schedule 1 (Definitions) and replacing it with "4.0%".

(p)	by deleting the amount "9.5%" from the definition of "MEP" in Schedule 1 (Definitions) and replacing it with "9.3%".

(q)	by adding the following definitions to Schedule 1 (Definitions) in respective alphabetical order:

—Draft Complaint" means the draft complaint comprising Exhibit A to the Limited Objection of Highland Capital Management LLP to the Motion for (I) ex parte Emergency Relief and (II) Provisional Relief pursuant to 11 U.S.C. Sections 1519, 1521(a)(7), and 362, filed on March 31, 2017 in the United States Bankruptcy Court Southern District of New York, in the matter of Ocean Rig UDW Inc., et al., Case No. 17-10736 (MG)."

""DRH Put Consideration" means the cash consideration equal to the amount of the DRH Put Price that is paid by Parent (and funded by the DRH Put Underwriters) to each holder of the DRH Scheme Claims that properly and irrevocably elects to exercise the DRH Put Option through their scheme ballot on the date of the Scheme Meetings, and delivers the relevant documentation to the Information Agent in accordance with the procedure specified in the Explanatory Statement referenced in Schedule 7 (Restructuring Documents)."

""DRH Put Option" means the option of the holders of DRH Scheme Claims (other than the DRH Put Underwriters) to elect irrevocably to sell their DRH Scheme Shares to the DRH Put Underwriters at the DRH Put Price and in exchange for the DRH Put Consideration. The DRH Put Option shall be irrevocable once made."

""DRH Put Price" means cash paid by the DRH Put Underwriters equal to 90% of the value of the DRH Scheme Shares to which a holder of a DRH Scheme Claim would otherwise be entitled to under the DRH Scheme."

""DRH Put Underwriter Commitment Letter" means that certain commitment letter of the DRH Put Underwriters to be delivered to the Parent in Agreed Form by no later than 3:00 p.m. (New York time) on May 19, 2017."

""DRH Put Underwriters" means Archview Investment Group LP, Brigade Capital Management, LP, Caspian Capital LP, and Hof Hoorneman Bankiers N.V., or their respective affiliates and any other party in accordance with the terms of this Agreement."

""DRH Put Underwriters Fee" means 1% of the Parent Ordinary Shares in issue immediately following the Restructuring Effective Date after giving effect to the MEP."

""Majority DRH Put Underwriters" means holders of a majority of the DRH Scheme Claims held by the DRH Put Underwriters."

""Parent Ordinary Share Imputed Value" means the imputed total value of 100% of the Parent Ordinary Shares in issue immediately following the Restructuring Effective Date."

""Preserved Claims Trust" means that certain trust to be established under the Parent Scheme pursuant to which the Preserved Parent Claims shall be transferred for the benefit of the holders of Parent Scheme Claims on a pro rata basis."

""Preserved Parent Claims" means the causes of action arising out of the circumstances identified in the Draft Complaint and any causes of action that arise from dividend payments paid by UDW during the period October 2014 to June 2015, excluding claims against Ocean Rig Investments, Inc. and Agon Shipping, Inc."

and;

(r)	by deleting Schedule 3 (Restructuring Term Sheet) and replacing it with the form annexed hereto as Exhibit A.

2.          CONDITIONS TO EFFECTIVENESS AND INFORMATION SHARING

2.1
This Amendment shall become effective upon such time as the Amendment has been duly executed by each of Parent (on its own behalf and on behalf of each of the Scheme Companies) and the Majority Supporting Lenders on the date hereof

2.2
Notwithstanding anything to the contrary contained herein or in the RSA, the obligations of the members of the DRH Put Underwriters hereunder are subject to the rights of the advisors to the DRH Put Underwriters to review the Principal Restructuring Documents without interference with the promotion of the Schemes in order to assure compliance with the provisions of this Amendment.

3.          REPRESENTATIONS AND WARRANTIES

3.1	The Supporting Creditors party hereto represent and warrant that they constitute the Majority Supporting Lenders as of the date hereof

3.2
Each party hereto hereby represents and warrants to each of the other parties hereto that the representations and warranties set forth in Clause 4 of the RSA are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof

4.          REFERENCE TO AND EFFECT ON THE RSA

4.1
This Amendment shall constitute a Restructuring Document for purposes of the RSA. Except as specifically amended by this Amendment, the RSA shall remain unchanged and unwaived and shall remain in full force and effect and is hereby ratified and confirmed. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment or waiver of any right, power or remedy of any party hereto under, or an amendment or waiver of, consent to or modification of any other term or provision of the RSA or of any transaction or future action on the part of the parties hereto which would require the consent of any other party hereto under the RSA. Accordingly, upon the execution of Accession Letter by the DRH Put Underwriters in accordance with this Amendment, holders of approximately 57% of the DRH Scheme Claims in the aggregate will be parties to the RSA.

5.	HEADINGS

Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

6.	APPLICABLE LAW

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any choice of law provisions which would require the application of the law of any other jurisdiction.

7.	COUNTERPARTS

7.1	This Agreement may be executed in any number of counterparts and:

(a)	each such counterpart shall be deemed to be an original;

(b)	all such counterparts shall constitute one and the same document; and

(c)	each Person executing a counterpart shall become a party hereto.

7.2	Transmission by fax or emailed scanned copy of an executed counterpart of this Waiver shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signature pages to follow]

Ocean Rig UDW Inc. as Parent

By:	/s/ Anthony Kandylidis
Name: Anthony Kandylidis
Title: President & CFO

AVENUE COPPERS OPPORTUNITIES FUND, L.P.

By: Avenue COPPERS Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE-ASRS EUROPE OPPORTUNITIES FUND, L.P.

By: Avenue-ASRS Europe Opportunities Fund GenPar, LLC, its General Partner

By: GL ASRS Europe Partners, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE ENERGY OPPORTUNITIES FUND, L.P.

By: Avenue Energy Opportunities Partners, LLC, its General Partner

By: GL Energy Opportunities Partners, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE ENTRUST CUSTOMIZED PORTFOLIO SPC ON BEHALF AND FOR THE ACCOUNT OF AVENUE US/EUROPE DISTRESSED SEGREGATED PORTFOLIO

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE EUROPE OPPORTUNITIES MASTER FUND L.P.

By: Avenue Europe Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE EUROPE SPECIAL SITUATIONS FUND III (U.S.), L.P.

By: Avenue Europe Capital Partners III, LLC, its General Partner

By: GL Europe Partners III, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE EUROPE SPECIAL SITUATIONS FUND III (EURO) L.P.

By: Avenue Europe Capital Partners III, LLC, its General Partner

By: GL Europe Partners III, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE INVESTMENTS, L.P.

By: Avenue Partners, LLC its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE PPF OPPORTUNITIES FUND, L.P.

By: Avenue PPF Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE SPECIAL OPPORTUNITIES FUND II, L.P.

By: Avenue SO Capital Partners II, LLC, its General Partner

By: GL SO Partners II, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

MANAGED ACCOUNTS MASTER FUND SERVICES – MAP10 a Sub Trust of Managed Accounts Master Fund Serrvices

By: Avenue Capital Management II, L.P. its Investment Manager

By: Avenue Capital Management II GenPar, LLC its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN TIMBERLINE LTD.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

Elliott Associates, LP

By:	Elliott Capital Advisors, L.P., General Partner
By:	Braxton Associates, Inc., General Partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Springfield Associates, LLC

By:	Elliott Associates, L.P., as managing member
By:	Elliott Capital Advisors, L.P., as general partner
By:	Braxton Associates, Inc., as general partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Elliott International, LP

By:	Elliott International Capital Advisors, Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Kensington International Limited

By:	Elliott International Capital Advisors, Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry M LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry A LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry C LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry E LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry H LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton A LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton C LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry Y LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton E LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Athena Investments Holdings LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton I LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry B LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton B LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton D LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry N LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry O LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry P LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry Q LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry S LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry U LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry W LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry X LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Lovington Onshore LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Jesmond Holdings LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Bristol Partners LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry F LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry G LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry I LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry J LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry L LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

GIM Holdings LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Clementine Ltd.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Benjamin Capital Ltd.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Columbia Point Limited

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Winter Valley Offshore LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry D LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton F LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry R LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry V LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry Z LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

HATHOR CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

RICIMER CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

SILVER TEAL CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

CASTLE APRON CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

LION POINT MASTER L.P.

By: Lion Point Capital, LP, its investment manager

By:	/s/ James Murphy
Name: James Murphy
Title: COO/CFO

EXHIBIT A

SCHEDULE 3

RESTRUCTURING TERM SHEET

1. Parent Scheme
Parent Scheme Consideration
In exchange for its Parent Scheme Claims, each Parent Scheme Claim Holder will receive: either (i) its pro rata share of the Parent Scheme Shares or (ii) if the relevant Parent Scheme Claim Holders has exercised its Cash Option, its pro rata share of the Parent Scheme Cash Consideration.

If any Parent Scheme Claim Holders exercise their Cash Option, the Parent Scheme Shares that would otherwise be distributed to such Parent Scheme Claim Holders shall be distributed, on a pro rata basis, to the Parent Scheme Claim Holders who have not exercised their Cash Option.

Voting: Group Member Bondholders and Affiliates of Parent	No Parent Scheme Claims held by any Group Member Bondholder or Affiliate of the Parent shall be voted in the Parent Scheme.
2. DFH Scheme
DFH Scheme Consideration	Each holder of a DFH Scheme Claim will exchange its DFH Loans with the Parent for its pro rata portion of the DFH Scheme Consideration.
3. DOV Scheme
DOV Scheme Consideration	Each holder of a DOV Scheme Claim will exchange its DOV Loans with the Parent for its pro rata portion of the DOV Scheme Consideration.
4. DRH Scheme
DRH Scheme Consideration
If each of the Parent Scheme and the DRH Scheme are sanctioned and become effective on the Restructuring Effective Date, each holder of a DRH Scheme Claim will exchange its DRH Bonds with the Parent for its pro rata portion of the applicable DRH Scheme Consideration (it being understood that the DRH Scheme Shares that would otherwise be distributed to the DRH Holders who properly exercise the DRH Put Option to receive the DRH Put Consideration will be transferred to the DRH Put Underwriters upon the payment of the DRH Put Price).

Voting: DRH Put Underwriters	If advised by the Parent prior to the Record Date, no DRH Scheme Claims held by the DRH Put Underwriters shall be voted in the DRH Scheme.
Voting: Group Member Bondholders and Affiliates of Parent	No DRH Scheme Claims held by any Group Member Bondholder or Affiliate of the Parent shall be voted in the DRH Scheme.

SK 26497 0001 7841790